UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2009

BioFuel Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On July 10, 2009, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, together with their direct parent, BFE Operating Company, LLC (collectively, the “Borrowers”), each a subsidiary of BioFuel Energy Corp. (the “Company”), entered into a limited consent, waiver and forbearance (the “Consent”) pursuant to (a) the Credit Agreement, dated as of September 25, 2006, among the Borrowers, BNP Paribas and the lenders party thereto and (b) the Collateral Account Agreement, dated as of September 25, 2006, among the Borrowers, the Borrowers’ Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and Deutsche Bank Trust Company Americas, as Depositary Agent and Securities Intermediary.

Under the terms of the Consent, the lenders have agreed to: (i) extend to July 31, 2009, the period during which the Borrowers’ will have access to their bank accounts in order to pay vendors for the purchase of corn, natural gas, chemicals, and certain other materials, and to pay other operating expenses and (ii) forbear from exercising any rights and remedies they may have arising out of the Borrowers’ failure to repay the construction loans on or prior to June 30, 2009.

As previously disclosed, the Company received a Notice of Default from the lenders, dated May 22, 2009, asserting that a “Material Adverse Effect” (as defined in the Credit Agreement) had occurred and, as a result, were not permitted to convert the outstanding construction loans into term loans maturing in 2014 as provided under the Credit Agreement.   The Company disagrees with the lenders’ assertion that a Material Adverse Effect has occurred and, with its financial advisers, is engaged in continuing discussions with the lenders and their advisors.  The Company expects to reach a resolution with the lenders with respect to this matter, although there can be no assurance that it will do so.

The above description is only a summary of the Consent and the material changes to the Credit Agreement and the Account Agreement as effected by the Consent and does not purport to be complete.  You are advised to refer to (a) the actual Consent, which is attached to this report as Exhibit 10.1 and incorporated by reference herein, for the full details of the terms thereof and (b) the actual Credit Agreement and Collateral Account Agreement, which have been filed with the SEC as Exhibits 10.2 and 10.3, respectively, to the Company’s Amendment #1 to Registration Statement on Form S-1 (file no. 333-139203) on January 24, 2007, for the full details of the terms thereof.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Limited Consent, Waiver and Forbearance dated July 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: July 15, 2009	By:	/s/ Kelly Maguire
	Name:	Kelly Maguire
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Limited Consent, Waiver and Forbearance dated July 10, 2009.